FOR IMMEDIATE RELEASE
ADVANCED EMISSIONS SOLUTIONS PROVIDES BUSINESS UPDATE AND ANNOUNCES CLOSING OF SHORT-TERM BRIDGE LOAN

HIGHLANDS RANCH, Colorado, October 26, 2015 - Advanced Emissions Solutions, Inc. (OTC:ADES) (the “Company” or “ADES”) today provided a business update and announced the closing of a six-month, $15 million loan, with an option to extend for three months, that will ensure ample liquidity while the Company executes on its initiatives to drive shareholder value.
The Company is focused on four priorities:

1.	Refined Coal(“RC”) - Through its joint-venture partnership, Clean Coal Solutions, LLC (“CCS”), produce Refined Coal and generate cash by securing tax equity investors

2.	Emissions Control - Successfully deliver on customer commitments and sell new products

3.	Securities and Exchange Commission (“SEC”) Financial Reporting -Become current with our SEC filing requirements as soon as possible

4.	Corporate Transformation - Right size the organization and build a foundation allowing the Emission Control business to succeed without the support of cash from the Refined Coal business.

Refined Coal Update
The Company produces RC through CCS, a joint-venture among our subsidiary ADA-ES, Inc. (42.5%), an affiliate of NexGen Resources Corporation (42.5%), and an affiliate of The Goldman Sachs Group, Inc. (15%).

•	CCS currently has 17 of its 28 RC facilities in full-time operations located at coal-fired plants that collectively have burned more than 59 million tons of coal in the past 12 months[1].

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During the third quarter of 2015, CCS produced a total of 14.8 million tons of RC, of which 3.5 million tons were produced at RC facilities that generated tax credits for the benefit of the members of CCS.

•	Twelve of the 17 RC facilities have been leased or purchased by multiple RC investors. The terms of these leases and purchases are consistent with what the Company has previously disclosed.

1Per US Energy Information Administration - 12 month period ended July 30, 2015

CCS is in discussions with both new and existing RC investors for some of the RC facilities that are currently producing RC tax credits for the benefit of the members of CCS as well as those not currently in full-time operation.
CCS has 11 RC facilities that are not in full-time operation. CCS is working to balance the needs of its customers, the requirements and timing of the tax equity investors, and the partners’ liquidity needs and tax position dynamics. Of the 11 RC facilities not in full-time operations:

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Four RC facilities are ready to operate pending final commitments from tax equity investors. These RC facilities are located at power plants that collectively have burned more than 17 million tons of coal in the past 12 months [1].

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Permanent installation work is underway for an additional two RC facilities. The RC facilities are located at power plants that collectively have burned more than 10 million tons of coal in the past 12 months [1].

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Five RC facilities have installation locations identified at power plants owned by multiple utilities. The timing on installation of these RC facilities depends upon progress on contract negotiations, permitting and RC investors.

The following table shows RC produced at facilities using M-45TM and M-45-PCTM technologies, which CCS licenses from our subsidiary ADA-ES, Inc., and the related royalty income to the Company during the first three quarters of 2015.

	Three Months Ended March 31, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2015
RC tons produced	4.2 million	4.9 million	7.0 million
Royalty income	$2 million	$2 million	$3 million

L. Heath Sampson, President and CEO of the Company, said, “The management team and owners of CCS are focused on securing investors for the remaining Refined Coal facilities. Negotiations with new and existing investors continue, our pipeline of potential investors is growing and we are encouraged by the recent Refined Coal investment activity in the industry. While the process of closing with investors has been lengthy, we are and will continue to add resources to help support and accelerate our discussions and we are confident that CCS will secure investors in the coming months.”
Emissions Control (“EC”)
The Company is dedicating the necessary resources to ensure successful delivery and start-up of its previously sold EC equipment products. This involves extensive use of contract engineers and field technicians to ensure the backlog of Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems is installed properly and meets performance commitments and guarantees.
The Company is continuing to broaden its EC product offerings as the market shifts towards compliance solutions, including those designed to meet the federal Mercury Air Toxics Standard (“MATS”). The recent reorganization has simplified our operating structure and helped accelerate sales within all three of the Company’s EC product lines: Equipment, Chemicals and Services.
L. Heath Sampson, President and CEO, said “We are proud that our newly reorganized Company is delivering on our customer commitments and solidifying our reputation as a premier emissions control company. We are also pleased with our recent success in the market and excited by the opportunities ahead of us. We are moving forward as a Company while we await information from the U.S. Court of Appeals for the District of Columbia about next steps around MATS and we look forward to introducing new products later this year that will further help our customers meet both existing and new regulations for a variety of pollutants.”
Security and Exchange Commission (“SEC”) Financial Reporting
The Company continues to make progress on its restatement and re-audit efforts. Assuming these efforts remain on schedule, the Company expects to be current with all of its SEC filings by early Q1 2016 and file its 2015 Form 10-K on-time in March 2016. The Company intends to apply for relisting onto the NASDAQ Stock Market upon becoming current with its SEC reporting obligations.
Bridge Loan
In August 2015, the Company announced that it was negotiating a bridge loan to ensure that it has ample liquidity while it completes its restatement and re-audit efforts, delivers on its existing ACI and DSI contracts, and executes on other corporate and organizational initiatives. The Company has recently closed on a $15 million loan from a lending group consisting of a subset of the Company’s shareholders. The loan is for a period of six months with an option for a three month extension. Additional details can be found in the Company’s Form 8-K filed with the SEC on October 26, 2015.
Cash Position and Corporate Transformation
The following table shows the Company’s cash and cash equivalents and restricted cash balances as of the end of the first three quarters of 2015.

	As of March 31, 2015	As of June 30, 2015	As of September 30, 2015
Cash and cash equivalents	$11 million	$9 million	$8 million
Restricted cash	$13 million	$14 million	$12 million

The restricted cash is used to collateralize letters of credit that secure the Company’s delivery and performance for certain ACI and DSI equipment contracts and other obligations and to collateralize letters of credit that secure the Company’s obligation to pay certain previously disclosed royalties, as shown in the following table.

	As of March 31, 2015	As of June 30, 2015	As of September 30, 2015
Letters of credit - equipment and other	$8 million	$9 million	$6 million
Letters of credit - royalty obligations	$5 million	$5 million	$6 million

The Company is continuing to seek alternatives to its existing letter of credit arrangements with the objective of substantially reducing its restricted cash balances.

Since May of 2015, the Company has undertaken a number of initiatives to align its organization and cost structure to position the Company to succeed in a changing marketplace, meet the current and future needs of our customers and provide a platform for future growth. These actions are expected to reduce the Company’s annual operating expense by more than $7 million, collectively.
L. Heath Sampson, President and CEO, stated “We believe the Company now has ample liquidity to execute on its initiatives and contracts until it receives additional distributions from the Refined Coal business and can release the cash collateralized letters of credit. The cash expenditures related to complying with financial reporting requirements and legacy payments associated with this year’s corporate transformation continue; however, we expect they will wind down in early 2016. The lower non-recurring costs, along with our new cost structure, will position us to grow our Emission Control business and take the next steps toward assessing the Company’s options towards the separation of the two businesses in 2016.”

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Advanced Clean Energy Solutions, LLC (“ACES”) is a wholly owned subsidiary of ADES that is focused on supporting and improving the Company’s existing products and identifying, developing and commercializing new solutions to advance cleaner energy and to help our customers meet existing and future regulatory and business challenges. Building off the success of M-45™ and M-45-PC™ Technologies for Refined Coal, ACES is currently working to develop and commercialize new technologies to reduce a range of emissions associated with power generation and oil & gas production. ACES has assembled a strong team and follows a rigorous process focused on development and maximizing the return on investment.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the liquidity provided by the bridge loan; ability and timing to close monetization transactions with RC investors for remaining RC facilities; the Company’s ability to ensure delivery, installation, start-up and performance of its EC systems, help its customers meet new and existing regulations and successfully execute on its initiatives including, without limitation, broader EC product offerings; a potential separation of its RC and EC businesses; timing of cash no longer being used for collateral on Letters of Credit and alternatives to such arrangements; the non-recurrence of certain cash outflows and timing of when such cash outflows will subside; timing and ability to regain SEC reporting compliance and relisting on the NASDAQ Stock Market; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in economic conditions or market demand; uncertainties relating to the timing and ability to install, and close monetization transactions for, the remaining RC facilities; timing of or changes in laws, regulations, IRS interpretations or guidance and any pending court decisions, legal challenges to or repeal of them; technical and operational difficulties; availability of raw materials and equipment; loss of key personnel; intellectual property infringement claims from third parties; impact of the weather; satisfaction of obligations secured by Letters of Credit collateralized with cash may be delayed; unexpected costs incurred as a result of an inability to deliver, install and start-up EC systems or performance issues with EC systems; elevated spending on non-recurring cash expenses may last longer than expected or reductions in operating costs may be less than expected; inability to comply with the terms of the bridge loan; the restatement and re-audit efforts may take longer than expected; the SEC may not grant certain relief requested regarding the Company’s delinquent periodic reports; and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison
Vice President, Strategic Initiatives and Investor Relations
(720) 889-6206
graham.mattison@adaes.com